SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential,  for  use  of the  Commission  Only  (as  permitted by  Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             LASERSIGHT INCORPORATED
                (Name of Registrant as Specified In Its Charter)
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies: ______________________________
      2)  Aggregate number of securities to which transaction
          applies: ______________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________
      4) Proposed maximum aggregate value of transaction: ______________________
      5) Total fee paid: _______________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
                                ------------------------------------------------
      2) Form, Schedule or Registration Statement No.:
                                                      --------------------------
      3) Filing Party:
                      ----------------------------------------------------------
      4) Date Filed:
                    ------------------------------------------------------------

                             LaserSight Incorporated
                        3300 University Blvd., Suite 140
                           Winter Park, Florida 32792





Dear Fellow Stockholder:

         You are cordially invited to attend the 2002 Annual Meeting of Stockholders of LaserSight Incorporated to be held at the Hilton Garden Inn Orlando Airport, Orlando, Florida, telephone (407) 240-3725, on Friday, October 25, 2002 at 10:00 a.m. local time. We are pleased to enclose the notice of our 2002 Annual Stockholders' meeting, together with the attached Proxy Statement, a proxy card and an envelope for returning the proxy card. Also enclosed is LaserSight's 2001 Annual Report to Stockholders.

         Please carefully review the Proxy Statement and then complete, date and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

         If you have any questions or need assistance in voting your shares, please call William Kern, Sr. Vice President, Corporate Development, at (407) 678-9900, ext. 163. Your time and attention are appreciated.

                                       Sincerely,

                                       /s/ Michael R. Farris
                                       ------------------------
                                       Michael R. Farris
                                       President and Chief Executive Officer

September 30, 2002

                             LASERSIGHT INCORPORATED
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The 2002 Annual Meeting of Stockholders of LaserSight Incorporated, a Delaware corporation, will be held on Friday, October 25, 2002 at 10:00 a.m. local time, at the Hilton Garden Inn Orlando Airport, Orlando, Florida, for:

     1. The holders of LaserSight's common stock, the Voting Holders, to elect LaserSight's directors, all of such persons to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. We refer to this Proposal No. 1 as the Election of Directors Proposal in this Proxy Statement;

     2. The Voting Holders to consider and vote on a proposal to ratify the appointment of KPMG LLP as auditors of LaserSight for the 2002 fiscal year. We refer to this Proposal No. 2 as the Auditor Ratification Proposal in this Proxy Statement; and

     3. The Voting Holders to transact such other business that is properly brought before the Annual Meeting.

These proposals are described in the attached Proxy Statement.

         Only holders of LaserSight's common stock (together with the associated preferred stock purchase rights) of record on the books of LaserSight at the close of business on August 29, 2002, or the Record Date, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of stockholders of record as of the Record Date will be available at the Annual Meeting.

         Your vote is important. All stockholders are invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, please mark, date and sign your Proxy and return it promptly in the enclosed envelope. Any stockholder attending the Annual Meeting may vote in person even if the stockholder returned a Proxy.

                                       By Order of the Board of Directors,

                                       /s/ Gregory L. Wilson
                                       -------------------------
                                       Gregory L. Wilson
                                       Secretary

Winter Park, Florida
September 30, 2002

         Please return the enclosed proxy, which is being solicited on behalf of the Board of Directors of LaserSight, in the enclosed envelope, which requires no postage if mailed in the United States.

                             LASERSIGHT INCORPORATED
                        3300 University Blvd., Suite 140
                           Winter Park, Florida 32792


                                 PROXY STATEMENT

         Proxies in the accompanying form are being solicited by the Board of Directors of LaserSight for use at the Annual Meeting of Stockholders on Friday, October 25, 2002, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Hilton Garden Inn Orlando Airport, Orlando, Florida, at 10:00 a.m. local time. This Proxy Statement is first being mailed to stockholders on or about September 30, 2002.

         Proxies are being solicited from the holders of LaserSight's common stock with respect to each of the matters to be presented at the Annual Meeting.

            INFORMATION CONCERNING SOLICITATION OF PROXIES AND VOTING

         Record Date. The Board of Directors has fixed the close of business on August 29, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, LaserSight had outstanding 27,841,941 shares of common stock. The common stock is sometimes referred to in this Proxy Statement as the "Voting Shares." A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to the Annual Meeting at the office of LaserSight located at 3300 University Blvd., Suite 140, Winter Park, Florida 32792. Such list will also be available at the Annual Meeting.

         Voting Rights. Each share of common stock outstanding as of the Record Date is entitled to one vote upon each of the matters to be presented at the Annual Meeting.

         Voting at the Annual Meeting. The presence of holders of a majority of the outstanding Voting Shares, whether in person or by proxy, will constitute a quorum at the Annual Meeting. LaserSight's Certificate of Incorporation does not provide for cumulative voting. A plurality of the votes of the Voting Shares present, either in person or by proxy, and entitled to vote on the election of directors at the Annual Meeting is required to elect the directors to be elected by the Voting Holders. The affirmative vote of the holders of a majority of the Voting Shares present, either in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the Auditor Ratification Proposal.

         Abstentions will be considered present for purposes of determining whether a quorum exists. Shares represented at the Annual Meeting which are held by a broker or nominee and as to which (1) instructions have not been received from the beneficial owner or the person entitled to vote and (2) the broker or nominee does not have discretionary voting power with respect to one or more matters are considered not entitled to vote on such matters. We use the term "broker non-votes" to refer collectively to these shares in this Proxy Statement. Generally, shares represented by a proxy card containing broker non-votes with respect to all matters voted upon will not count towards a quorum, however, because brokers will have discretionary voting power with respect to at least one matter to come before this meeting, shares represented by a proxy card containing a broker non-vote will count toward the quorum. Additionally, shares represented by a proxy card containing a broker non-vote and also containing an indication of how to vote with respect to any item, will count towards a quorum. In accordance with Delaware law and LaserSight's Certificate of Incorporation and Bylaws (1) because the election of directors requires a plurality of the votes present, abstentions, the withholding of voting authority and broker non-votes will have no affect on the outcome of the election of directors, and (2) for the adoption of all other proposals, which require a majority of the Voting Shares present in person or by proxy and entitled to vote, broker non-votes will not be considered present and will not affect the outcome of the vote with respect to those matters, but abstentions will have the effect of a vote against such proposals.

         Proxies; Revocation. Whether or not you plan to attend the Annual Meeting, please sign, date and mail your proxy card in the enclosed postage prepaid envelope. The persons named in the proxy card, the proxy holders, will vote your shares according to your instructions. In the absence of contrary instructions, shares represented by any proxy card will be voted for the election of the applicable nominees listed in Proposal No. 1 and for all of the other proposals recommended by the board of directors in this Proxy Statement. The proxy card gives authority to the proxy holders to vote your shares in their discretion on any other matter presented at the Annual Meeting.

         Any stockholder who executes and returns a proxy card may revoke it at any time before it is exercised by (1) filing with the Secretary of LaserSight written notice of such revocation or a duly executed proxy card bearing a later date, or (2) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

         Solicitation. The cost of soliciting proxies will be borne by LaserSight. In addition, LaserSight may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of LaserSight's directors, officers and employees, without additional compensation, personally or by telephone, telegraph or facsimile.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

         As more fully discussed below, at the Annual Meeting the Voting Holders shall, depending on whether LaserSight issues its Series H Preferred Stock, be voting to elect either four or five directors.

Voting Holders to Elect Four Directors

         As previously disclosed, LaserSight has executed definitive agreements with Shenzhen New Industries Medical Development Co., Shenzhen, People's Republic of China and a Hong Kong-based affiliate. As part of the transaction the Hong Kong affiliate will be making a $2 million equity investment in LaserSight in the form of Series H Preferred Stock that, subject to certain restrictions, can be converted into shares of common stock resulting in the Hong Kong affiliate holding approximately 40% of LaserSight's common stock. The issuance of the Series H Preferred Stock and the funding of the equity investment is expected to occur by the end of September 2002. The definitive agreements provide that once the funding of the equity investment and the issuance of the Series H Preferred Stock have occurred, the holders of the Series H Preferred Stock shall, voting separately as a single class by unanimous written consent, elect three members to LaserSight's Board of Directors, and once elected, each such member shall serve as a director until his respective successor is elected and qualified.

         The number of directors currently serving on the Board of Directors is five. Simultaneously with the issuance of the Series H Preferred Stock, the then current members of the Board of Directors will take all necessary corporate action to establish the number of directors to constitute the Board of Directors at seven members. Terry A. Fuller, Ph.D. has acknowledged his intention to resign as a member of the Board of Directors in connection with the issuance of the Series H Preferred Stock, and if as of the date of the Annual Meeting the Series H Preferred Stock has been issued, Dr. Fuller has agreed not to stand for election and will not be considered a nominee for purposes of the Election of Directors Proposal. At the Annual Meeting the Voting Holders will then vote to elect four members of LaserSight's Board of Directors. The holders of the Series H Preferred Stock will not be eligible to vote for the election of the four nominees standing for election by the Voting Holders.

Voting Holders to Elect Five Directors

         If prior to the date of the Annual Meeting the Series H Preferred Stock has not been issued, the number of directors to constitute the Board of Directors shall remain at five, and all of the nominees identified below, including Dr. Fuller, will stand for election.

         The nominees for the Board of Directors are set forth below. The terms of all incumbent directors expire at the Annual Meeting or at such later time as their successors have been duly elected and qualified. Nominees elected at the Annual Meeting will serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Each of the nominees are currently directors of LaserSight and are standing for reelection.

         The nominees have agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the shares represented by proxy cards will, absent contrary instruction, be voted for the election of the person, if any, recommended by the Board of Directors or, in the alternative, for holding a vacancy to be filled by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

         Listed below are the names and ages of the nominees, the year each individual began continuous service as director of LaserSight, and the business experience of each, including principal occupations, at present and for at least the past five years.

Nominees for Election by the Voting Holders at the Annual Meeting:

Michael R. Farris (43).......................................Director since 1995

         Mr. Farris has served as President and Chief Executive Officer of LaserSight since November 1995. He had previously been President and Chief Executive Officer of The Farris Group (a consulting firm that LaserSight acquired from Mr. Farris in February 1994) and predecessor consulting and search firms for more than 10 years.

Francis E. O'Donnell, Jr., M.D. (52).........................Director since 1992

         Dr. O'Donnell has served as the Chairman of the Board of LaserSight since April 1993. Dr. O'Donnell also was Chief Executive Officer of LaserSight from April 1993 to July 1993. He founded O'Donnell Eye Institute, St. Louis, Missouri, which has performed laser vision correction procedures since 1989. Dr. O'Donnell is a former Professor and Chairman, Department of Ophthalmology at the St. Louis University School of Medicine. In his role as managing partner of the Hopkins Capital Group, L.L.C., a biotech business development company, Dr. O'Donnell is actively involved with RetinaPharma, Inc. BioDelivery Sciences International, Inc. and BioKeys, Inc., biopharmaceutical companies, Accentia Specialty Pharmacy Services, Inc. and Sublase, L.L.C. All are privately held except BioKeys, Inc.

Terry A. Fuller, Ph.D. (54)..................................Director since 1997

         Dr. Fuller has been President and Chief Executive Officer of Fuller Research Corporation, a privately-held producer of high-technology surgical devices and services, since March 1984. Since July 1998, he has also been the President and Chief Executive Officer of RetinaPharma Technologies, Inc., an ophthalmic drug and medical device development company, and a predecessor company, PhotoVision Pharmaceuticals, Inc. From December 1997 through August 1999, he was President and Chief Executive Officer of Laser Skin Toner, Inc. From 1990 to November 1996, he was Chief Operating Officer and Executive Vice-President of Surgical Laser Technologies, Inc., a producer of laser systems for surgical use.

David T. Pieroni (57)........................................Director since 1996

         Mr. Pieroni has been President of Independent Management Advisors, Inc., a management consulting company, or its predecessor, Pieroni Management Counselors, Inc., since September 1996 and during a portion of 1995. He was President of LaserSight's The Farris Group subsidiary from November 1995 to September 1996. From 1991 to 1995, he was President of Spencer & Spencer Systems, Inc., an information systems consulting company. From 1977 to 1990, he was a partner in the health care and management consulting practice of a predecessor of Ernst & Young LLP.

Guy W. Numann (70) ..........................................Director since 2000

         Mr. Numann is retired from Harris Corporation where he served as president of the company's Communication Sector from 1989 until his retirement in 1997. From 1984 to 1989 Mr. Numann served as senior vice president and group executive for the Communication Sector. Mr. Numann currently serves as a member of Rensselaer Polytechnic Institute's School of Engineering Advisory Board.

         The Board of Directors recommends that stockholders vote "FOR"
                              the forgoing nominees

Other Executive Officers

         The following executive officers of LaserSight are not directors:

Jack T. Holladay, M.D. (55)

         Dr. Holladay has served as Medical Director of LaserSight since October 1999. Dr. Holladay has been a practicing ophthalmologist since 1978. Since 1978 Dr. Holladay has also served as a professor at the University of Texas Medical School, and has been a visiting professor at several major ophthalmology programs around the world. Dr. Holladay is an active member of the American Academy of Ophthalmology, has served as chairman of its committee on low vision and of its committee on optics, refraction and contact lenses, and is also a member of its committee for ophthalmic technology development. He has also has lectured extensively, authored numerous scientific articles and book chapters, and has invented instruments and methods related to vision testing.

Gregory L. Wilson (45)

         Mr. Wilson has served as Chief Financial Officer of LaserSight since July 1994. Mr. Wilson has also served as Chief Financial Officer of our TFG subsidiary since 1993. From 1986 to 1993, he was a management consultant with Deloitte & Touche LLP, an international accounting and consulting firm.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         During 2001, the Board of Directors met in person or by telephone conference call 11 times. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of the meetings of committees on which such director serves.

         The Board of Directors has an Executive Committee, an Audit and Finance Committee, an Executive Compensation and Stock Option Committee and a Nominating Committee. Each such committee consists of one or more directors appointed by the Board of Directors.

         The Executive Committee is responsible for facilitating certain executive actions, thereby eliminating the need for full Board approval for such actions. Specific duties, responsibilities and authority are established by the full Board of Directors from time to time. In 2001, the Executive Committee did not meet. The Executive Committee consisted of Messrs. O'Donnell and Farris.

         The Nominating Committee is responsible for reviewing the qualifications of, and recommending to the Board of Directors, candidates for election to the Board of Directors. LaserSight's Bylaws establish an advance notice procedure with respect to stockholder nominations of candidates for election as directors. See "Stockholder Proposals--Stockholder Proposals, In General." The Nominating Committee consisted of Messrs. Fuller and Pieroni. In 2001, the Nominating Committee did not meet, but did take action by written consent to nominate a slate of directors to stand for election at the 2001 Annual Meeting of Stockholders of LaserSight.

         The Executive Compensation and Stock Option Committee, or Compensation Committee, is responsible for reviewing LaserSight's general compensation strategy; establishing salaries and reviewing benefit programs for certain executive officers; reviewing, approving, recommending and administering LaserSight's stock option plans and certain other compensation plans; and approving certain employment contracts. During 2001, the Compensation Committee did not meet; the Compensation Committee's duties were handled by the board as a whole.

         The Audit and Finance Committee, or Audit Committee, is responsible for recommending the appointment of independent accountants; reviewing the arrangements for and scope of the audit by independent accountants; reviewing the independence of the independent accountants; considering the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions; discussing with management and the independent accountants LaserSight's draft annual financial statements and key accounting and/or reporting matters; and reviewing the terms of potential acquisitions. In 2001, the Audit and Finance Committee met four times. The Audit and Finance Committee consisted of Messrs. Pieroni, Fuller and Numann.

         LaserSight adopted a formal written Audit Committee charter on June 9, 2000 and we believe that we are in compliance with the new Nasdaq audit committee structure and membership requirements.

                            COMPENSATION OF DIRECTORS

         Each non-employee director receives a fee of $500 for each board or committee meeting attended. In addition, during 2001, each non-employee director was granted an option under LaserSight's Non-Employee Directors Stock Option Plan to purchase 15,000 shares of common stock and each committee chairman and the Chairman of Board was granted an additional option to purchase 5,000 shares. The exercise price of each such option on July 12, 2001, was $2.06 per share (100% of the market price of common stock on the date of grant). Directors who are also full-time employees of LaserSight received no additional cash compensation for services as directors.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding ownership of LaserSight common stock, as of August 31, 2002, by:

     o each person known to LaserSight to own beneficially more than 5% of LaserSight outstanding common stock;
     o    each of LaserSight's directors;
     o each of LaserSight's executive officers named in the summary compensation table; and
     o    all of LaserSight's directors and executive officers as a group.

         The beneficial ownership of LaserSight's common stock set forth in this table is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned, subject to community property laws where applicable.

                                                         Common Stock
     Name and Address of Beneficial Owner               Ownership (1)
     ------------------------------------               -------------
     Directors, Nominees and Executive Officers:

         Michael R. Farris                                  1,156,883 (2)(3)
                                                                 4.1%
         Francis E. O'Donnell, Jr., M.D.                      339,745 (2)(4)
                                                                 1.2%
         Jack T. Holladay, M.D.                               311,584 (2)
                                                                 1.1%
         Gregory L. Wilson                                    223,667 (2)
                                                                    *
         Guy W. Numann                                        102,500 (2)
                                                                    *
         David T. Pieroni                                      92,500 (2)
                                                                    *
         Terry A. Fuller, Ph.D.                                78,750 (2)
                                                                    *
     All directors, nominees and executive officers         2,305,629 (2)
     as a group (7 persons)                                      7.8%

     Other 5% Stockholders:

         TLC Laser Eye Centers Inc.                         3,830,673 (5)
         5280 Solar Drive                                       13.7%
         Suite 300
         Mississauga, Ontario
         Canada L4W 5M8
--------------------------

     *  Less than 1%.

     (1) Each number of shares of common stock shown as owned in this column assumes the exercise of all currently-exercisable options and warrants and all options and warrants that will become exercisable within 60 days of August 31, 2002. Each percentage shown in this column assumes the exercise of all such options and warrants by the applicable person or group, but assumes that no options, warrants held by any other persons are exercised or converted.

     (2) Includes options (and 67,500 warrants in the case of Mr. Numann) to acquire shares of common stock which are now exercisable or will become exercisable within 60 days of August 31, 2002, as follows: Dr. O'Donnell (110,000); Mr. Farris (740,883); Mr. Pieroni (90,000); Dr.
          Fuller (78,750); Mr. Numann (102,500); Dr. Holladay (309,584) and Mr.
          Wilson (208,667); and all directors and executive officers as a group (1,640,384).

     (3) Mr. Farris has pledged, among other things, 412,200 shares of common stock to SunTrust Bank as collateral for a personal loan. Mr. Farris and SunTrust Bank are in discussions regarding the adequacy of the collateral and the repayment or restructuring of the loan. Mr. Farris expects that these discussions will be resolved favorably and that he will be able to retain ownership of such shares.

     (4) Includes 181,245 shares held by the Irrevocable Trust No. 7 for the benefit of the Francis E. O'Donnell, Jr., M.D. Trust or shares held by the Francis E. O'Donnell, Jr. Descendants Trust. Ms. Kathleen M. O'Donnell, the sister of Dr. O'Donnell, is trustee of both Trusts. Dr. O'Donnell disclaims beneficial ownership of such shares.

     (5) Represents (a) the number of actual shares of common stock presently owned by such persons (based on information supplied to LaserSight as of September 5, 2002) and (b) such additional shares of common stock that would have been issuable if TLC had exercised all of its 50,000 warrants at a price of $5.125.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires LaserSight's officers and directors, and persons who own more than 10% of the outstanding common stock, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and over-10% beneficial owners are required to furnish LaserSight with copies of all
Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to LaserSight, and/or written representations from certain reporting persons that no other reports were required, LaserSight believes that all Section 16(a) filing requirements applicable to its officers, directors and over-10% beneficial owners during or with respect to the year ended December 31, 2001 were met except as follows: the Form 5 for Stephen L. Dalton, LaserSight's former Senior Vice President and Chief Scientific Officer, was filed more than 45 days after December 31, 2001 (reporting only stock options received during the year).

                             EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning the compensation paid or earned for services rendered to LaserSight in all capacities during 1999, 2000 and 2001 for LaserSight's Chief Executive Officer and each of LaserSight's other executive officers serving at December 31, 2001 whose total annual salary and bonus for 2001 exceeded $100,000. No restricted stock or stock appreciation rights were granted and no payouts under any long-term incentive plan were made to any of the named executive officers in 1999, 2000 or 2001. We use the term "named executive officers" to refer collectively to these individuals later in this Proxy Statement.

                           Summary Compensation Table

                                                                                            Long Term
                                                                                          Compensation
                                                      Annual Compensation                    Awards
                                                      -------------------                    ------
                                                                            Other
                                                                            Annual         Securities
                                                                           Compen-         Underlying          All Other
Name and Principal Position        Year      Salary ($)     Bonus ($)       sation      Options/SARs (#)      Compensation
---------------------------        ----      ----------     ---------       ------      ----------------      ------------
Michael R. Farris                  2001      $278,553           --            --             200,000               --
    President and CEO              2000       275,625           --            --             207,549               --
                                   1999       262,601        $100,406         --             190,000               --

Jack T. Holladay, M.D. (1)         2001       200,000           --            --              25,000               --
    Medical Director               2000       200,000           --            --              75,000               --
                                   1999        35,641           --            --             235,000               --

Gregory L. Wilson                  2001       185,185           --            --             130,000               --
    Chief Financial Officer        2000       185,000           --            --              50,000               --
                                   1999       164,808           --            --             100,000               --

D. Michael Litscher (2)            2001       178,001           --            --              85,000           49,085 (4)
    Chief Operating Officer        2000       156,859           --            --             200,000           30,750 (4)

Christine A. Oliver (3)            2001       174,813           --            --              65,000               --
    Senior Vice President,         2000        29,842           --            --             100,000               --
    Sales & Marketing


     (1)  Dr. Holladay joined LaserSight in October 1999 as the Medical
          Director.

     (2) Mr. Litscher joined LaserSight in February 2000 as the Vice President of Operations and was named Chief Operating Officer in April 2000. He resigned his position in January 2002. See "Executive Compensation -- Employment Agreements" for a discussion of LaserSight's continuing obligation to pay Mr. Litscher his base salary.

     (3) Ms. Oliver joined LaserSight in October 2000 as the Senior Vice President of Sales and Marketing. She resigned her position in January 2002. See "Executive Compensation -- Employment Agreements" for a discussion of LaserSight's continuing obligation to pay Ms. Oliver her base salary.

     (4)  Consists of relocation and housing allowance paid.

         The following table sets forth certain information concerning stock options granted to the named executive officers during 2001. No SARs were granted during 2001.

                      Option/SAR Grants In Last Fiscal Year

                                                   Individual Grants
                                                   -----------------
                               Number of      % of Total
                               Securities      Options/                                          Potential Realizable
                               Underlying        SARs                                              Value at Assumed
                                Options/      Granted to     Exercise or                         Annual Rates of Stock
                                  SARs       Employees in     Base Price     Expiration         Price Appreciation for
Name                          Granted (#)     Fiscal Year     ($/Share)         Date                  Option Term
----                          -----------     -----------     ---------         ----                  -----------
                                                                                                5% ($)          10% ($)
                                                                                                ------          -------
Michael R. Farris               200,000         10.3%          $ 2.06         7/12/2006        $186,856         $445,467

Jack T. Holladay, M.D.           25,000          1.3%            2.06         7/12/2006          14,229           31,441

Gregory L. Wilson                50,000          2.6%           1.344         2/22/2006          18,566           41,026
                                 50,000          2.6%            2.06         7/12/2006          28,457           62,883
                                 30,000          1.5%            1.25         8/15/2006          10,361           22,894

D. Michael Litscher               5,000          0.3%           1.344         2/22/2006           1,857            4,103
                                 50,000          2.6%            2.06         7/12/2006          28,457           62,883
                                 30,000          1.5%            1.25         8/15/2006          10,361           22,894

Christine A. Oliver               5,000          0.3%           1.344         2/22/2006           1,857            4,103
                                 30,000          1.5%            2.06         7/12/2006          17,074           37,730
                                 30,000          1.5%            1.25         8/15/2006          10,361           22,894

         The following table sets forth certain information relating to options held by the named executive officers at December 31, 2001:

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                       Number of Securities
                                                                      Underlying Unexercised        Value of Unexercised
                                                                          Options/SARs at           In-the-Money Options/
                                                                          Year-End (#)(1)         SARs at Year-End ($)(1)(2)
                                                                          ---------------         --------------------------
                                    Shares
                                  Acquired on           Value              Exercisable/                 Exercisable/
Name                             Exercise (#)      Realized ($)(1)         Unexercisable                Unexercisable
----                             ------------      ---------------         -------------                -------------
Michael R. Farris                     --                 --               395,834/451,715                   $0/0
Jack T. Holladay, M.D.                --                 --               133,750/201,250                    0/0
Gregory L. Wilson                     --                 --                94,667/210,333                    0/0
D. Michael Litscher                   --                 --                69,668/215,332                    0/0
Christine A. Oliver                   --                 --                36,334/128,666                    0/0

     (1)  No SARs have been issued by LaserSight.
     (2) Based on the $0.62 closing price of the common stock on The Nasdaq Stock Market on December 31, 2001 when such price exceeds the exercise price for an option.

Employment Agreements

         In October 1998, LaserSight entered into a revised employment agreement with Mr. Farris, which LaserSight and Mr. Farris further amended in April 1999 (as amended, the "Farris Employment Agreement"). The Farris Employment Agreement provides for a three-year term, an annual base salary beginning at $250,000, increased by 5% each year, a total of 210,000 stock options granted in 1998 and 190,000 stock options granted in 1999. The Farris Employment Agreement also provides an opportunity for an annual cash performance bonus of up to 25% of base salary based upon specific objectives established by the Executive Compensation and Stock Option Committee, and an opportunity for an additional annual cash bonus in an aggregate amount of 20% of base salary if all or a portion of certain events or goals identified from time to time by the Executive Compensation and Stock Option Committee occur or are achieved. If the employment of Mr. Farris is terminated by LaserSight without "cause" or by him with "good reason" (as such terms are defined in the Farris Employment Agreement), Mr. Farris would be entitled to all salary and other benefits under the Farris Employment Agreement through the later of (1) the remaining term of the Agreement or (2) one year after the date of his termination. The Farris Employment Agreement includes non-compete and confidentiality covenants. As of January 1, 2002, the term of the Farris Employment Agreement was extended for an additional three-year term. The Compensation Committee reviews Mr. Farris' employment arrangements from time to time and may grant Mr. Farris additional stock options or otherwise modify his employment arrangements in the future based on those reviews.

         In October 1999, LaserSight entered into an employment agreement with Dr. Holladay (the "Holladay Employment Agreement"). The Holladay Employment Agreement provides for a three-year term with automatic renewals of one-year each unless either party provides the other with at least 60 days notice prior to the end of the then current term that such party intends not to renew the agreement, an annual base salary of $200,000 and a grant of 200,000 stock options. The Holladay Employment Agreement includes non-compete and confidentiality covenants. The Compensation Committee reviews Dr. Holladay's employment arrangements from time to time and may grant Dr. Holladay additional stock options or otherwise modify his employment arrangements in the future based on those reviews.

         In February 2000, LaserSight entered into an employment agreement with Mr. Litscher (the "Litscher Employment Agreement"). The Litscher Employment Agreement provided for a three-year term with automatic renewals of one-year each unless either party provided the other with at least 60 days notice prior to the end of the then current term that such party intended not to renew the agreement, an annual base salary of $140,000 and a grant of 100,000 stock options. The Litscher Employment Agreement included non-compete and confidentiality covenants. Mr. Litscher was named Chief Operating Officer and his annual base salary was subsequently adjusted to $190,000 effective on April 1, 2000. In January 2002, LaserSight entered into a resignation and release agreement with Mr. Litscher (the "Litscher Resignation Agreement"). Pursuant to the terms of the Litscher Resignation Agreement, Mr. Litscher and LaserSight mutually agreed that Mr. Litscher's employment with LaserSight would terminate on January 31, 2002. During the period commencing on February 1, 2002 and continuing until July 31, 2003, Mr. Litscher will continue to receive his base salary at an annual rate of $171,000.

         In March 2000, LaserSight entered into an employment agreement with Mr. Dalton (the "Dalton Employment Agreement"). The Dalton Employment Agreement provides for a three-year term with automatic renewals of one-year each unless either party provides the other with at least 60 days notice prior to the end of the then current term that such party intends not to renew the agreement, an annual base salary of $200,000 and a grant of 100,000 stock options. The Dalton Employment Agreement includes non-compete and confidentiality covenants. The Compensation Committee reviews Mr. Dalton's employment arrangements from time to time and may grant Mr. Dalton additional stock options or otherwise modify his employment arrangements in the future based on those reviews. In August 2001,

Mr. Dalton was no longer an executive officer and an amended agreement was entered into which reduced Mr. Dalton's salary and duties.

         In October 2000, LaserSight entered into an employment agreement with Ms. Oliver (the "Oliver Employment Agreement"). The Oliver Employment Agreement provided for a three-year term with automatic renewals of one-year each unless either party provided the other with at least 60 days notice prior to the end of the then current term that such party intends not to renew the agreement, an annual base salary of $165,000 and a grant of 100,000 stock options. The Oliver Employment Agreement included non-compete and confidentiality covenants. In January 2002, LaserSight entered into a resignation and release agreement with Ms. Oliver (the "Oliver Resignation Agreement"). Pursuant to the terms of the Oliver Resignation Agreement, Ms. Oliver and LaserSight agreed that Ms. Oliver's employment with LaserSight would terminate on January 31, 2002. During the period commencing on February 1, 2002 and continuing until January 31, 2003, Ms. Oliver will continue to receive her base salary at an annual rate of $148,500.

Relocation Agreement

         In October 1999, LaserSight entered into a relocation agreement with Mr. Wilson (the "Wilson Relocation Agreement"). The Wilson Relocation Agreement provides for a severance payment of one year's compensation if his employment is terminated without cause, as defined in the Wilson Relocation Agreement, subsequent to his relocation to Orlando, Florida.

Compensation Committee Interlocks and Insider Participation

         During 2001, the role of the Compensation Committee was performed by the board of directors as a whole. As a result, Mr. Farris, who was an officer of LaserSight during 2001, and Mr. Pieroni, who from November 1995 to September 1996 served as President of LaserSight's TFG subsidiary, participated in certain deliberations regarding the compensation of LaserSight's executive officers. Mr. Farris did not participate in the board of director's deliberations regarding his compensation.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, composed of independent outside directors, is responsible for setting the policies that govern LaserSight's compensation programs, administering LaserSight's equity compensation plans, and establishing the cash compensation of executive officers. Beginning March 2000, the Compensation Committee's duties were performed by the Board of Directors as a whole. The Compensation Committee's objectives are to establish compensation programs designed to attract, motivate, retain, and reward executives who can lead LaserSight in achieving its long-term business goals in a highly competitive and rapidly changing industry, whose services LaserSight needs to maximize its return to stockholders, and to ensure that management compensation is reasonable in light of LaserSight's objectives, compensation for similar personnel in other companies, and other relevant criteria. The compensation mix for executive officers consists of base salaries, a cash bonus system, and stock option awards. As a result, much of an executive officer's compensation is based upon the financial performance of LaserSight.

         The Compensation Committee periodically establishes each executive officer's base salary based on the committee's evaluation of the officer's performance and contribution in the previous year and on competitive pay practices.

         Mr. Farris' employment agreement was revised in October 1998 after several months of discussion and planning. See "Executive Compensation--Employment Agreements". The Farris Employment Agreement provides for an annual 5% increase in the base salary of Mr. Farris and provides for bonus opportunities to be based on specific goals to be defined, including budgeted operations. However, in August 2001 Mr. Farris voluntarily agreed to a 10% reduction in his base salary in connection with cost-savings measures implemented by LaserSight's management. Mr. Farris did not receive any bonus compensation during 2001.

         The Compensation Committee and the Board of Directors believe that management's ownership of a significant equity interest in LaserSight is a major incentive in building stockholder wealth and aligning the long-term interests of management and stockholders. Stock options, therefore, are granted by the Compensation Committee at option prices not less than the fair market value of common stock on the grant date. Thus stock options have no value unless the share price increases over the fair market value on the date of grant. Option awards contribute to the retention of key executives since executives realize the benefits of options only as they vest based on tenure after the grant. The Compensation Committee determines which employees receive stock option grants by evaluating the responsibilities and relative positions of key employees in comparison to like or similar positions at competitor companies.

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a corporation's Chief Executive Officer or four other most-highly compensated executive officers named in the proxy statement. The Compensation Committee has reviewed the possible effect on LaserSight of Section 162(m), and it does not believe that such section will be applicable to LaserSight in the foreseeable future, but will review compensation practices as circumstances warrant. In that connection, the Equity Incentive Plan made it possible for LaserSight to satisfy the conditions for an exemption from Section 162(m)'s deduction limit. However, other characteristics of a grant affect whether or not compensation received from a stock option is counted in determining whether an executive officer has received compensation in excess of $1 million.

THE COMPENSATION COMMITTEE

Francis E. O'Donnell, Jr., M.D.
Terry A. Fuller, Ph.D.
David T. Pieroni
Guy W. Numann
Michael R. Farris

                            REPORT OF AUDIT COMMITTEE

         LaserSight's Audit Committee serves, on behalf of the board of directors, as an independent and objective party, responsible for:

     o    recommending the appointment of independent accountants;

     o reviewing the arrangements for and scope of the audit by independent accountants;

     o    reviewing the independence of the independent accountants;

     o considering the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions;

     o discussing with management and the independent accountants LaserSight's draft annual financial statements and key accounting and/or reporting matters; and

     o    reviewing the terms of potential acquisitions.

         LaserSight adopted a formal written audit committee charter on June 9, 2000. The Audit Committee intends to review and if necessary make amendments to its audit committee charter to comply with applicable legislative and regulatory requirements that have been or will be enacted. The Audit and Finance Committee consisted of Messrs. Pieroni, Fuller and Mr. Numann. In 2001, the Audit Committee met four times.

         The board of directors reasonably believes that each of the members of the Audit Committee are financially literate, and one or more of the members of the Audit Committee has accounting or related financial management expertise. Nevertheless, members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including with respect to auditor independence. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, and for the preparation of LaserSight's financial statements in conformity with generally accepted accounting principles. Likewise, LaserSight's independent auditors are responsible for auditing LaserSight's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Accordingly, while the Audit Committee relies on LaserSight's independent auditors and management and reviews their work, the Audit Committee's oversight does not provide an independent basis to determine that:

     o management has maintained appropriate accounting and financial reporting principles or appropriate internal control procedures designed to assure compliance with accounting standards and applicable laws and regulations; or

     o the audit of LaserSight's financial statements has been carried out in accordance with generally accepted auditing standards or applicable laws and regulations.

         In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-K with management. The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the committee has discussed with the independent auditors the auditors' independence from management and LaserSight including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1. When considering LaserSight's independent auditor's independence, the Audit Committee considered management's confirmations with respect to certain services performed for LaserSight by the independent auditors, including non-auditing services. The Audit Committee also considered the amount of fees paid to the independent auditors for audit and non-audit services.

         The committee discussed with Lasersight's independent auditors the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the LaserSight's internal controls, and the overall quality of the LaserSight's financial reporting.

         In reliance on the reviews and meetings, discussions and reports referred to above, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and in the Audit Committee's charter, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in LaserSight's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The committee and the board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

THE AUDIT COMMITTEE

David T. Pieroni, Chairman
Terry A. Fuller, Ph.D.
Guy W. Numann

Principal Accounting Firm Fees

         The following table sets forth the aggregate fees billed to LaserSight for the year ended December 31, 2001 by LaserSight's principal accounting firm, KPMG LLP:

Audit and 10-Q Fees                                     $ 208,472
Financial Information Systems Design
and Implementation Fees                                      None
All Other Fees                                          $  44,550 (a) (b)
                                                        ---------
                                                        $ 253,022

     (a) Consists primarily of an audit of the employee benefit plan and tax compliance services.
     (b) The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

Performance Information

         The following graph compares the performance of LaserSight's cumulative stockholder return at December 31 of each year between 1996 and 2001 with stockholder returns on (1) the Nasdaq National Market Composite Index and (2) the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Index. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1996 and that all dividends, if any, were reinvested.

EDGAR REPRESENTATION OF DATA POINTS IN PRINTED GRAPHIC.

                                      Base Point      Return        Return        Return        Return        Return
Company/Index Name                       1996          1997          1998          1999          2000          2001
------------------                       ----          ----          ----          ----          ----          ----
LaserSight Incorporated                   100            42            75           154            19            10

Nasdaq Medical Devices, Instruments
and Supplies, Manufacturers and
Distributors                              100           114           127           154           159           174

Nasdaq National Market                    100           122           173           321           193           153

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         LaserSight Centers. In March 1997, LaserSight amended its previously-reported royalty agreement (as so amended, the "Amended Royalty Agreement") with Laser Partners, a Florida general partnership, that it had entered into shortly before the LaserSight Centers acquisition. The Amended Royalty Agreement reduces the maximum per eye royalty to be paid by LaserSight from $86 to $43. LaserSight's obligations under the Amended Royalty Agreement are perpetual. LaserSight understands that one of the O'Donnell Trusts is a partner of Laser Partners with a 36% partnership interest.

         The Amended Royalty Agreement provides that LaserSight is not required to pay a royalty in connection with any of the following: (1) procedures which do not involve both an excimer laser and PRK, (2) laser procedures performed by a third party in connection with any license granted by LaserSight, and (3) laser procedures performed pursuant to a contract with a managed care company or an employer, pursuant to which LaserSight agrees to arrange for the delivery of eye care services other than PRK or for eye care services which include PRK without any identifiable fee attributable thereto. The management of LaserSight believes that these exclusions reduce the scope of LaserSight's obligation to make royalty payments. It may be in the interest of Dr. O'Donnell for LaserSight to pursue business strategies that maximize such royalty payments, however, in late 2000, management abandoned the LaserSight Centers mobile laser strategy due to industry conditions and our increased focus on development and commercialization of our refractive products.

         Consulting Arrangement. In May 1997, LaserSight's LaserSight Technologies subsidiary entered into an agreement, effective as of January 1, 1997, with Dr. Byron A. Santos, an ophthalmologist employed by the O'Donnell Eye Institute, a corporation of which Dr. O'Donnell, the Chairman of the Board of LaserSight, is the Medical Director and owner. The amount that became payable to Dr. Santos under this agreement during 2001 was $96,000. Under the agreement, Dr. Santos was required to be available to provide a minimum of 40 hours of services each month. Such services have related to the development of the LaserScan 2000 excimer laser system, the development of clinical protocols, and training and other consulting services. The agreement terminated on December 31, 2001.

         Sale of Laser System. As previously reported, in 2000, LaserSight sold one of its laser systems to a company affiliated with Dr. O'Donnell at a price of $240,000. Of this amount, approximately $135,000 is included in accounts receivable at August 31, 2002.

         Indebtedness of Management. In accordance with an arrangement that has been in place since Mr. Farris first became employed by LaserSight, Mr. Farris utilizes a company credit card for both business and non-business expenses and then reimburses LaserSight for the non-business expenses. Since the beginning of LaserSight's last fiscal year the aggregate amount of these non-business expenses has not exceeded $67,000, which is approximately the total amount of these expenses as of August 31, 2002. Mr. Farris is not charged interest in connection with these expenses. Mr. Farris no longer uses a company credit card for non-business expenses and will repay the outstanding balance.

         Indemnification Obligation. As previously disclosed, LaserSight's Board of Directors authorized LaserSight to indemnify and, to the fullest extent permitted by the Delaware General Corporation Law, pay the fees of legal counsel for Mr. Farris in connection with a lawsuit that was filed on behalf of a former shareholder of MRF, Inc., a wholly-owned subsidiary of LaserSight. Since the beginning of LaserSight's last fiscal year, LaserSight has paid approximately $89,000 in legal fees in connection with this matter.

                                 PROPOSAL NO. 2:
                              INDEPENDENT AUDITORS

         The Board of Directors recommends that stockholders ratify the appointment of KPMG LLP by voting "FOR" ratification of KPMG LLP as LaserSight's auditors for the 2002 fiscal year. In the event such selection is not ratified, the Board of Directors will reconsider its selection.

         KPMG LLP has audited LaserSight's financial statements for fiscal years 1995 through 2001. Representatives of KPMG LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                     The Board of Directors recommends that
           stockholders vote "FOR" the Auditor Ratification Proposal.


                              STOCKHOLDER PROPOSALS

Stockholder Proposals, In General

         LaserSight's bylaws provide that stockholder nominations for persons for election to LaserSight's board of directors and proposals for business to be considered at an annual stockholders meeting must satisfy certain conditions including submitting notice to LaserSight not more than 120 days or less than 90 days prior to the anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the 2003 Annual Meeting of Stockholders is changed by more than 30 calendar days from the date of the 2002 Annual Meeting of Stockholders, notice of any such stockholder proposals must be received by LaserSight not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Based upon a 2002 Annual Meeting date of October 25, 2002, if a stockholder intends to present such a nomination or proposal at the 2003 Annual Meeting of Stockholders but does not seek inclusion of the nomination or proposal in LaserSight's proxy statement for such meeting, LaserSight must receive the nomination or proposal after June 27, 2003 and before July 27, 2003 for it to be considered timely received. If notice of a stockholder nomination or proposal is timely received, as described above, the holders of proxies solicited in connection with LaserSight's proxy statement for such meeting can exercise discretionary authority with respect to such proposal only to the extent permitted by the regulations of the Securities and Exchange Commission. If notice of a stockholder nomination or proposal is not timely received, such holders of proxies can exercise discretionary authority with respect to the proposal.

         All stockholder proposals must contain all of the information required under LaserSight's Bylaws, a copy of which is available, at no charge, from the Secretary, and should be sent to LaserSight Incorporated, 3300 University Boulevard, Suite 140, Winter Park, Florida 32792, addressed to the attention of Gregory L. Wilson, Secretary.

Stockholder Proposals For Inclusion In The Proxy Statement For The 2003 Annual Meeting

         In order to be considered for inclusion in LaserSight's proxy materials for the 2003 Annual Meeting of Stockholders, any stockholder proposals must be received by LaserSight no later than June 2, 2003. Proposals should be sent to LaserSight Incorporated 3300 University Boulevard, Suite 140, Winter Park, Florida 32792, addressed to the attention of Gregory L. Wilson, Secretary.

Householding of Annual Meeting Materials

         Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the 2001 Annual Report may have been sent to multiple stockholders in your household. If you would like to obtain another copy of either document, please contact the William Kern, Sr. Vice President, Corporate Development, at 3300 University Blvd., Suite 140, Winter Park, Florida 32792, telephone (407) 678-9900, ext. 163. If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

                                  OTHER MATTERS

         The Board of Directors of LaserSight is not aware that any matter other than those listed in the Notice of Meeting is to be presented for action at the Annual Meeting. If any of the Board's nominees is unavailable for election as a director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

                                       By Order of the Board of Directors,

                                       Gregory L. Wilson
                                       Secretary

Winter Park, Florida
September 30, 2002

                             LASERSIGHT INCORPORATED

                                      PROXY
                ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 25, 2002

           This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby (i) appoints Michael R. Farris and Gregory L. Wilson and each of them as proxy holders and attorneys, with full power of substitution to appear and vote all of the shares of common stock of LaserSight Incorporated which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of LaserSight, to be held on Friday, October 25, 2002 at 10:00 a.m. EDT, and at any adjournments thereof, hereby revoking any and all proxies previously given and (ii) authorizes and directs said proxy holders to vote all of the shares of common stock of LaserSight represented by this proxy as indicated on this proxy and in the discretion of the proxy holder with regard to any other matter that properly comes before the meeting. If no directions are given below, said shares will be voted "FOR" Items 1 and 2.

     (1)  ELECTION OF DIRECTORS. Michael R. Farris; Terry A. Fuller, Ph.D.*; Guy
          W. Numann; Francis E. O'Donnell, Jr., M.D.; and David T. Pieroni.

         [ ] FOR all nominees listed         [ ] WITHHOLD AUTHORITY
             (except as marked to the            to vote for the nominees listed
             contrary below)


     * As described in the Election of Directors Proposal, if as of the date of the Annual Meeting the Series H Preferred Stock has been issued, Dr. Fuller will not be standing for election.

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

------------------------------------------------------------------------------

(2)  Ratify appointment of independent auditors [ ] FOR [ ] AGAINST [ ] ABSTAIN

(3) In their discretion to act on any other matters which may properly come before the Annual meeting.

                                       Please date, sign and return promptly in the accompanying envelope.

                                       Dated: __________________________, 2002


                                       ---------------------------------------

                                       ---------------------------------------
                                                   (If held jointly)

                                       Your signature should be exactly the same as the name imprinted herein. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, each joint owner must sign.

       The Board of Directors Recommends You Vote FOR the Above Proposals.